Exhibit 99.1

CBOE News Release

Chicago Board Options Exchange

400 S. LaSalle Street

Chicago, IL 60605

FOR IMMEDIATE RELEASE

CBOE WINS INDEX OPTIONS LITIGATION AGAINST ISE

CHICAGO, IL, July 8, 2010 — The Chicago Board Options Exchange (CBOE) today announced that the Circuit Court of Cook County has ruled in favor of CBOE, CME Group Index Services, LLC (CGIS) and The McGraw-Hill Companies, Inc. regarding the index options litigation brought against the International Securities Exchange, LLC (ISE) and The Options Clearing Corporation (OCC).

Today’s ruling prohibits ISE from listing or offering a market for trading in options on either the S&P 500® Index (SPX) or the Dow Jones Industrial AverageSM (DJX), as to which CBOE holds an exclusive license.  In addition, the ruling forbids OCC, which clears trading for all U.S. options exchanges, from clearing SPX and DJX options unless they are traded pursuant to CBOE’s exclusive license.

“We are obviously gratified that the Court has ruled in CBOE’s favor,” said CBOE Chairman and CEO William J. Brodsky.  “After nearly four years of defending our contractual right to exclusively list and trade these index products, we are elated that the time, energy and resources needed for litigation may now be redirected to focus on new initiatives to better serve our customers and benefit our shareholders. No third party should be able to interfere with contractual licensing agreements.  Nor should any exchange have a free ride on the enormous investment CBOE made in creating options on these indexes and in developing and marketing them for over two decades.”

On November 15, 2006, CBOE filed a lawsuit in Cook County, Illinois, against ISE and the OCC to prevent ISE from listing or offering a market for trading in SPX or DJX options and to prevent OCC from unauthorized clearing of such trades.  CBOE was joined in the lawsuit by The McGraw-Hill Companies, Inc. and its Standard & Poor’s Division and Dow Jones & Company, Inc. (now CME Group Index Services, LLC).

Chicago Board Options Exchange (CBOE), the largest U.S. options exchange and creator of listed options, continues to set the bar for options trading through product innovation, trading technology and investor education. CBOE offers equity, index and ETF options, including proprietary products, such as S&P 500 options (SPX), the most active U.S. index option, and options on the CBOE Volatility Index (VIX). Other products engineered by CBOE include equity options, security index options, LEAPS, FLEX options, and benchmark products, such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE’s Hybrid Trading System incorporates electronic and open-outcry trading and is powered by CBOEdirect, a proprietary, state-of-the-art electronic platform that also supports the CBOE Futures Exchange (CFE), CBOE Stock Exchange (CBSX) and OneChicago. CBOE is home to the world-renowned Options Institute and www.cboe.com, named “Best of the Web” for options information and education.

CBOE, a wholly-owned subsidiary of CBOE Holdings, Inc. (NASDAQ: CBOE), is regulated by the Securities and Exchange Commission (SEC), with all trades cleared by the AAA-rated Options Clearing Corporation (OCC).

CBOE Media Contacts:		Analyst Contact:
Gail Osten	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
osten@cboe.com	comptong@cboe.com	koopman@cboe.com

CBOE®, Chicago Board Options Exchange®, CBOEdirect®, CBOE Volatility Index®, VIX®, FLEX®,, Hybrid®, LEAPS®, CBSX® and CBOE Stock Exchange® are registered trademarks of Chicago Board Options Exchange, Incorporated (CBOE).   SPXSM, BXMSM and The Options InstituteSM are service marks of CBOE.  CFE® is a registered trademark and CBOE Futures ExchangeSM is a service mark of CBOE Futures Exchange, LLC.    S&P®, and S&P 500® are registered trademarks of the McGraw-Hill Companies, Inc. and are licensed for use by CBOE.  Dow Jones and Dow Jones Industrial Average are trademarks of CME Group Index Services, LLC and have been licensed for use for certain purposes by CBOE.

CBOE-C

This press release contains statements which may be considered forward-looking statements within the meaning of the Securities Exchange Act of 1934, including, without limitation, statements regarding operating strategies, future plans and financial results. Forward-looking statements may be accompanied by words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “possible”, “predict”, “project” or similar words, phrases or expressions. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release.  More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 under the heading “Forward-Looking Statements” and/or “Risk Factors”. Such discussions regarding risk factors and forward-looking statements are incorporated herein by reference.

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